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PROXY

                               RANDOLPH COUNTY BANCORP
                               122 W. Washington Street
                                 Winchester, IN 47394

                 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints _____________________ and _____________________, and each of them, proxies of the undersigned, with full power of substitution and re-substitution, to represent and vote all shares of common stock of Randolph County Bancorp ("Randolph County") which the undersigned would be entitled to vote at the Special Meeting of Shareholders of Randolph County to be held at the main office of The Randolph County Bank located at 122 West Washington Street, Winchester, Indiana 47394, on ______________, ______________
___, 1996, at _____ __.m. local time, and at any adjournment thereof, with all of the powers the undersigned would possess if personally present, as set forth below.

The Board of Directors of Randolph County recommends a vote FOR approval of the Agreement of Reorganization and Merger dated January 17, 1996, by and between First Merchants Corporation ("First Merchants") and Randolph County pursuant to which Randolph County will merge with and into First Merchants, and The Randolph County Bank will become a wholly-owned subsidiary of First Merchants.

    1.   Approval of the Agreement of Reorganization and Merger:

                FOR             AGAINST           ABSTAIN
         ------          ------             -----

    2. In their discretion, on such other matters as may properly be presented at the Special Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE AGREEMENT OF REORGANIZATION AND MERGER. ON ANY OTHER MATTERS THAT MAY PROPERLY BE PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF RANDOLPH COUNTY.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

Dated:  ______________, 1996


                                            _______________________________
                                            (SIGNATURE OF SHAREHOLDER)

                                            _______________________________
                                            (SIGNATURE OF SHAREHOLDER)

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATE. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. TRUSTEES AND OTHERS SIGNING IN A REPRESENTATIVE CAPACITY SHOULD INDICATE THE CAPACITY IN WHICH THEY SIGN.

                                       Ex. 99-1